Exhibit 8.1

SUBSIDIARIES OF YANDEX N.V.

t

Name of Subsidiary(1)		Jurisdiction of Organization
YANDEX LLC		Russia
Autopark Laboratory LLC		Russia
BIGFOOD LLC		Russia
Clinic Yandex.Health LLC		Russia
Deloam Management Limited		Cyprus
Edadil LLC		Russia
Edadil Promo LLC		Russia
Energiya LLC		Russia
Food Party LLC (3)		Russia
GIS Technologies LLC		Russia
INO CPE SDA		Russia
Kinopoisk LLC		Russia
MLU B.V. (5)		The Netherlands
NAPA LLC		Russia
Opteum LLC		Russia
SPB Software Ltd.		Hong Kong
UBER AZERBAIJAN LLC		Azerbaijan
Uber ML B.V.		The Netherlands
Uber ML Holdco B.V.		The Netherlands
Uber Systems Bel LLC		Belarus
Uber.Technology LLC		Russia
Yandex Advertising LLC		Belarus
Yandex Advertising Services LC		Turkey
Yandex Auto.ru AG		Switzerland
Yandex DC LLC		Russia
Yandex DC Vladimir LLC		Russia
Yandex Europe AG		Switzerland
Yandex Europe B.V.		The Netherlands
Yandex Information Technology Co., Ltd. (Shanghai)		China
Yandex Media Services B.V		The Netherlands
Yandex Oy		Finland
Yandex Services AG		Switzerland
Yandex Inc.		Delaware, USA
Yandex.Autobuses LLC		Russia
Yandex.Classifieds Holding B.V.		The Netherlands
Yandex.Classifieds LLC		Russia
Yandex.Classifieds Technology LLC		Russia
Yandex.Cloud LLC		Russia
Yandex.Drive LLC		Russia
Yandex.Food LLC		Russia
Yandex.Fuel LLC		Russia

YANDEX.GO ISRAEL Ltd.	Israel
YANDEX.ISRAEL Ltd.	Israel
Yandex.Kazahstan LLP	Kazakhstan
Yandex.Medialab LLC	Russia
Yandex.Mediaservices LLC	Russia
Yandex.OFD LLC	Russia
Yandex.Probki LLC(2)	Russia
Yandex.Prosveshcheniye LLC (4)	Russia
Yandex.Studio LLC	Russia
Yandex.Taxi AM LLC	Armenia
Yandex.Taxi B.V.	The Netherlands
Yandex.Taxi Corp AM LLC	Armenia
Yandex.Taxi Corp LLP	Kazakhstan
Yandex.Taxi Holding B.V.	The Netherlands
Yandex.Taxi Kazahstan LLP	Kazakhstan
Yandex.Taxi LLC	Russia
Yandex.Taxi Technology LLC	Russia
Yandex.Taxi Ukraine LLC	Ukraine
Yandex.Technologies LLC	Russia
Yandex.Technology GmbH	Germany
Yandex.Telecom LLC	Russia
Yandex.Testing LLC	Russia
Yandex.Ukraine LLC(2)	Ukraine
YandexBel LLC	Belarus
Zen.Platform LLC	Russia

(1) Directly or indirectly held

(2) Yandex N.V. owns a 99.9% interest

(3) Yandex N.V. owns a 83.3% interest

(4) Yandex N.V. owns a 95.0% interest

(5) Yandex N.V. owns a 61.0% interest